SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

STEAKHOUSE PARTNERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23739	94-3248672
(State or Other Jurisdictional Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

_____________________________________________

10200 Willow Creek Road	San Diego, California	92131
Address of Principal Executive Office)	(City and State)	(Zip Code)

Registrant's telephone number, including area code: (858) 689-2333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 17, 2005, Steakhouse Partners, Inc. (the “Company,” “we” or “us”) announced that it has entered into an Agreement and Plan of Merger, dated as of November 17, 2005 (the “Merger Agreement”) by and among the Company, RGI Acquisition Corp, a wholly owned subsidiary of the Company (“Merger Sub”), and Roadhouse Grill, Inc. (“Roadhouse”).

Under the terms of the Merger Agreement, Merger Sub will merge with and into Roadhouse (the “Merger”). Roadhouse will be the surviving corporation of the Merger and will become a wholly owned subsidiary of the Company. Each share of common stock of Roadhouse, par value $0.03 per share (“Roadhouse Common Stock”), outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall be converted into the right to receive, net, $0.7723 per share, or an aggregate of $23,566,200 (the “Aggregate Consideration Payable to Shareholders”) based on the 30,515,663 shares of Roadhouse Common Stock expected to be outstanding at the Effective Time, in cash, without interest. The Aggregate Consideration Payable to Shareholders is subject to certain reductions, if applicable. The Company has also agreed to assume certain funded debt and liabilities of Roadhouse. Additionally, at the Effective Time of the Merger, each outstanding and unexercised option, whether vested or unvested, of Roadhouse Common Stock, will become immediately vested and the holders of such options shall receive consideration as set forth in the Merger Agreement. The Merger Agreement has been unanimously approved by the board of directors of the Company.

In connection with the execution of the Merger Agreement, holders of a majority of Roadhouse’s outstanding shares executed voting agreements in which they agreed to vote their shares of Roadhouse Common Stock in favor of the Merger.

The closing of the Merger is subject to the completion of the affirmative vote of the Roadhouse shareholders, the Company’s completion of a financing or series of related financings sufficient to complete the transaction and other customary closing conditions. The Merger is expected to close no later than February 15, 2006. As a result of these contingencies, there can be no assurance that the Merger will be completed.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the Company’s press release announcing the proposed Merger. The Merger Agreement and the press release are each filed as an exhibit to this report and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On November 17, 2005, the Company and Roadhouse issued a joint press release announcing the Agreement and Plan of Merger. A copy of the press release is filed as an exhibit herewith.

Item 9.01	Financial Statements and Exhibits

Exhibit
10.11	Agreement and Plan of Merger, dated November 17, 2005, by and among Steakhouse Partners, Inc., RGI Acquisition Corp. and Roadhouse Grill, Inc.
99.1	Press Release dated November 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEAKHOUSE PARTNERS, INC.

/s/ A. Stone Douglass ------------------------------------ Name: A Stone Douglass Title: President (Serving as principal executive officer) Dated: November 21, 2005